The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(2)
 Registration No. 333-269826-01
SUBJECT TO COMPLETION, DATED MARCH 12, 2024
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 16, 2023)
$
Constellation Energy Generation, LLC
$        % Green Senior Notes due 20
Constellation Energy Generation, LLC (f/k/a Exelon Generation Company, LLC) (“Constellation”) is offering $    % Green Senior Notes due 20   (the “Green Senior Notes”). The Green Senior Notes will mature on   , 20  . We will pay interest on the Green Senior Notes semi-annually on     and     of each year, beginning on    , 2024.
We may redeem some or all of the Green Senior Notes at any time at the redemption prices described under the caption “Description of Green Senior Notes — Redemption at Our Option.”
The Green Senior Notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Green Senior Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in the Green Senior Notes involves risks. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, before you make your investment decision. See “Risk Factors” beginning on page S-6.

	Per Green Senior Note	Total
Public Offering Price(1)	%	$
Underwriting Discount	%	$
Proceeds, before expenses, to us	%	$

(1)
Plus accrued interest on the Green Senior Notes from March   , 2024, if settlement occurs after that date.

The underwriters expect to deliver the Green Senior Notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”), including Clearstream Banking S.A. (“Clearstream”) and/or Euroclear Bank SA/NV (“Euroclear”), against payment in New York, New York on or about March   , 2024.
Joint Book-Running Managers
Barclays	Credit Agricole CIB	Mizuho
Sole Green Structuring Agent
BNP	MUFG	SMBC NIKKO
The date of this prospectus supplement is March  , 2024.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the Green Senior Notes, before you make your investment decision. This prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (“SEC”) that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decisions. We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these Green Senior Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus contain information about our company and about the Green Senior Notes offered hereby. They also refer to information contained in other documents that we file with the SEC. To the extent information in this prospectus supplement is inconsistent with the accompanying prospectus or the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement.
Constellation (formerly known as Exelon Generation Company, LLC (“Generation”)) was formed in 2000 as a Pennsylvania limited liability company. The name change to Constellation Energy Generation, LLC was due to corporate restructuring effective February 1, 2022, in which the parent of Generation, Exelon Corporation (“Exelon”), separated its competitive power generation and customer-facing energy business from its transmission and distribution utility business. Constellation Energy Corporation (“Constellation Parent”), a Pennsylvania corporation and a direct, wholly owned subsidiary of Exelon, was newly formed for the purpose of such separation and is an independent, publicly traded company. On February 1, 2022, Exelon completed the separation by distributing all the outstanding shares of Constellation Parent’s common stock, on a pro rata basis to the holders of Exelon’s common stock, with Constellation Parent holding all the interests in Constellation previously held by Exelon. Exelon no longer retains any ownership interest in Constellation Parent or Constellation. Constellation Parent’s common shares are listed on the Nasdaq Stock Market, under the symbol “CEG.” Constellation’s principal executive offices are located at 200 Exelon Way, Kennett Square, Pennsylvania 19348, and its telephone number is (833) 883-0162.
Constellation is a subsidiary of Constellation Parent and the accompanying prospectus also includes information about Constellation Parent. Constellation Parent and Constellation file combined reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information contained in the combined reports relating to each registrant is filed separately by such registrant on its own behalf and only the information related to Constellation is incorporated by reference in this prospectus supplement and the accompanying prospectus. Constellation does not make any representations as to information relating to any other registrant or securities issued by any other registrant and you should not rely on any information relating to any registrant other than Constellation in determining whether to invest in the Green Senior Notes offered hereby. The Green Senior Notes are solely our obligations and not obligations of Constellation Parent or any of its other affiliates.
Except as otherwise provided herein, when we refer to “Constellation,” “the Company,” “we,” “our” or “us” in this prospectus supplement, we mean Constellation Energy Generation, LLC together with our subsidiaries.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Green Senior Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity that is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of Green Senior Notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Constellation nor the underwriters have authorized, nor do they authorize, the making of any offer of Green Senior Notes other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS.   The Green Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Green Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Green Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Green Senior Notes in the United Kingdom will only be made to a legal entity that is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of Green Senior Notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Constellation nor the underwriters have authorized, nor do they authorize, the making of any offer of Green Senior Notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS.   The Green Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Green Senior Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Green Senior Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Green Senior Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (for purposes of this paragraph, all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.
This prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements include any risk factors discussed in this prospectus supplement or the accompanying prospectus, as well as the items discussed in (1) the combined 2023 Annual Report on Form 10-K of Constellation Parent and Constellation in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; and (2) other factors discussed herein and in other filings with the SEC by Constellation, as applicable.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
CONSTELLATION ENERGY GENERATION, LLC
Constellation is the nation’s largest producer of carbon-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three-fourths of Fortune 100 companies. Our generation fleet of nuclear, hydro, wind, natural gas, and solar generation facilities has the generating capacity to power the equivalent of 16 million homes, producing 10 percent of the carbon-free energy in the United States. Constellation’s fleet is helping to accelerate the nation’s transition to a carbon-free future with more than 33,094 megawatts of capacity and an annual output that is nearly 90 percent carbon-free. This makes us an important partner to businesses and state and local governments that are setting ambitious carbon-reduction goals and seeking long-term solutions to the climate crisis. We employ approximately 13,871 people, and do business in 48 states, the District of Columbia, Canada, and the United Kingdom.
Constellation’s generation fleet produces more clean, carbon-free energy than any other company in the United States. Constellation is committed to a clean energy future, and believes its generation fleet is essential to helping meet clean energy targets, at both the state and national level. Constellation’s customer-facing business is one of the nation’s largest competitive energy suppliers, offering innovative solutions along the sustainability continuum to meet customer clean energy and climate goals.

SUMMARY FINANCIAL INFORMATION
We have provided the following summary financial information for your reference. We have derived the summary information presented here from the financial statements we have incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read it together with our historical consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.
	Year Ended December 31,
	2023	2022	2021
	($ in millions)
Income Statement Data
Total operating revenues	$24,918	$24,440	$19,649
Operating income (loss)	1,610	495	(346)
Net (loss) income	1,577	(167)	(83)
Cash Flow Data
Net cash flows provided by (used in) operating activities	(5,388)	(2,440)	(1,338)
Net cash flows provided by (used in) investing activities	3,031	3,104	3,282
Net cash flows provided by (used in) financing activities	2,296	(739)	(1,695)
	As of December 31,
	2023	2022
	($ in millions)
Balance Sheet Data
Total current assets	$8,279	$9,320
Property, plant and equipment, net	22,116	19,822
Total assets	50,738	46,869
Total current liabilities	6,311	7,829
Long-term debt, including long-term debt to affiliates	7,496	4,466
Total liabilities	39,364	35,455
Total equity	11,374	11,414

THE OFFERING
For a more complete description of the terms of the Green Senior Notes, see “Description of Green Senior Notes.”
Issuer
Constellation Energy Generation, LLC.
Securities Offered
An aggregate of $      of    % Green Senior Notes due 20   (as previously defined, the “Green Senior Notes”).
Maturity Date
The Green Senior Notes will mature on          , 20  .
Interest Rate
Interest on the Green Senior Notes will accrue from       , 2024. Interest on the Green Senior Notes will accrue at a rate of    % per year.
Interest Payment Date
Interest on the Green Senior Notes will be payable semi-annually in arrears on        and        of each year, beginning on           , 20  .
Ranking
The Green Senior Notes will be senior unsecured obligations of Constellation and will rank pari passu with all of our senior unsecured indebtedness. The Green Senior Notes will be effectively subordinated to all liabilities of our subsidiaries, and our ability to pay principal and interest on the Green Senior Notes could be affected by the ability of our subsidiaries to declare and distribute dividends or otherwise transfer assets to us.
Optional Redemption
We may redeem the Green Senior Notes in whole or in part, at our option at any time and from time to time, at a redemption price equal to the redemption prices described under the caption “Description of Green Senior Notes — Redemption at Our Option.”
Certain Covenants
We have agreed to certain limitations on our ability to, among other things, engage in mergers, consolidations or similar transactions, create liens and engage in sale and leaseback transactions. See “Description of Green Senior Notes — Covenants.”
Use of Proceeds
We intend to allocate an amount equal to the net proceeds from the sale of the Green Senior Notes to finance or refinance, in whole or in part, to one or more new or existing Eligible Projects (as defined in “Use of Proceeds”). See “Use of Proceeds.”
Trustee
U.S. Bank Trust Company, National Association.
Book-Entry Form
The Green Senior Notes will be issued in book-entry form through the facilities of DTC, including Clearstream and/or Euroclear. See “Description of Green Senior Notes — Book-Entry Delivery.”
Risk Factors
You should carefully consider all of the information set forth in this prospectus supplement and, in particular, you should evaluate the specific factors set forth under “Risk Factors” in deciding whether to invest in the Green Senior Notes.
Governing Law
Commonwealth of Pennsylvania.

RISK FACTORS
Your investment in the Green Senior Notes will involve various risks. Before investing in the Green Senior Notes, you should carefully consider the following discussion as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under Part I, ITEM 1A. Risk Factors of our 2023 Annual Report on Form 10-K.
Constellation Parent could exercise control over us to the detriment of holders of the Green Senior Notes.
Constellation Parent, as our ultimate parent, controls all matters submitted for member approval and has control over our management and affairs. In circumstances involving a conflict of interest between Constellation Parent, on the one hand, and our creditors, on the other, we can give no assurance that Constellation Parent would not exercise its power to control us in a manner that would benefit Constellation Parent to the detriment of our creditors, including the holders of the Green Senior Notes.
General market conditions may adversely affect the market prices of the Green Senior Notes and there may be no public market for the Green Senior Notes at all.
We can give no assurances concerning the future market prices of any Green Senior Notes, the liquidity of any markets that may develop for the Green Senior Notes, the ability of any investor to sell any of the Green Senior Notes or the price at which investors would be able to sell them. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Green Senior Notes. If markets for the Green Senior Notes do not develop, investors may be unable to resell the Green Senior Notes for an extended period of time, if at all. If markets for the Green Senior Notes do develop, they may not continue or it may not be sufficiently liquid to allow holders to resell any of the Green Senior Notes. Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the Green Senior Notes as collateral for loans.
The Indenture does not restrict the amount of additional debt that we may incur.
The Green Senior Notes and Indenture (as defined below) pursuant to which the Green Senior Notes will be issued do not place any limitation on the amount of unsecured debt that we or our subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the Green Senior Notes, including making it more difficult for us to satisfy our obligations with respect to the Green Senior Notes, a loss in the trading value of your Green Senior Notes and a risk that one or more of the credit ratings of the Green Senior Notes are lowered or withdrawn.
The Green Senior Notes will be structurally subordinated to the liabilities of our subsidiaries.
Because Constellation conducts a portion of its operations through its subsidiaries, the Green Senior Notes will be structurally subordinated to the liabilities of its subsidiaries. The rights of Constellation, and the rights of its creditors, including the holders of the Green Senior Notes, to participate in any distribution of the assets of any of its subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that Constellation’s claims as a creditor of that subsidiary may be recognized.
There can be no assurance that the anticipated use of proceeds to finance or refinance, in whole or in part, Eligible Projects will be suitable for the investment criteria of an investor.
We intend to allocate an amount equal to the net proceeds from the sale of the Green Senior Notes to finance or refinance, in whole or in part, one or more new or existing Eligible Projects (as defined under “Use of Proceeds”), but no assurance can be given that any such Eligible Projects will be capable of being implemented in or substantially in such manner or in accordance with any timing schedule, or that such Eligible Projects will be completed within any specified period or at all or with the results or outcome (whether or not related to the environmental, sustainability or social impact) as we originally expected or anticipated. The examples of projects set forth in “Use of Proceeds” in this prospectus supplement are for illustrative purposes only, and no assurance can be provided that disbursements for projects with these specific characteristics will be made by us with the net proceeds from the Green Senior Notes. We have significant flexibility in allocating the net proceeds of the Green Senior Notes (including the ability to reallocate the net proceeds in the event we determine in our discretion that projects receiving allocation no longer meet the criteria for Eligible Projects) and there can be no assurance that the net proceeds will be totally or partially disbursed for any such Eligible Projects. Moreover, in the event that a project is divested, cannot be completed or no longer meets the criteria for being an Eligible Project, there is no assurance that there will be available another Eligible Project to which we can reallocate the proceeds or that any such reallocation will occur within a timeframe that an investor believes is reasonable. None of the underwriters for this offering are responsible for assessing or verifying whether or not the Eligible Projects to which we allocate the net proceeds of the Green Senior Notes meet the criteria described in “Use of Proceeds,” or for the monitoring of the use of proceeds.
Prospective investors should carefully review the information set out in this prospectus supplement regarding such use of the net proceeds of the Green Senior Notes and must determine for themselves the relevance of such information for the purpose of any investment in the Green Senior Notes together with any other investigation such investor deems necessary. In particular, no assurance is given by us or any underwriter of the Green Senior Notes that the use of such net proceeds to fund any Eligible Projects will satisfy (or will continue to satisfy), in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by such investor’s own bylaws or other governing rules or investment portfolio mandates, ratings mandates or criteria, taxonomies or standards, or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Projects. Any failure by us to allocate an amount equal to the net proceeds from the sale of the Green Senior Notes to one or more Eligible Projects or the failure of those investments or financings to satisfy investor expectations or requirements or achieve expected outcomes could have a material adverse effect on the market price of the Green Senior Notes.
There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green” or other equivalently labeled project, and any such designations made by third parties with respect to the Green Senior Notes may not be suitable for the investment criteria of an investor.
There is currently no single, agreed-upon definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green” or such other equivalent label, and no assurance can be given that such a clear definition or consensus will develop over time or, if such definition or consensus develops in the future, that the Eligible Projects will meet such criteria. Accordingly, no assurance is or can be given to investors that any Eligible Projects selected to receive an allocation of funds from the net proceeds of the Green Senior Notes will meet any or all investor expectations regarding such “green” or other equivalently labeled performance objectives, or that any adverse environmental, social or other impacts, environmental, social and governance (“ESG”) controversies or material changes will not occur during the design, construction, operation or implementation of any Eligible Projects financed or refinanced in whole or in part by the net proceeds from the sale of the Green Senior Notes.
No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us), including the Second Party Opinion as defined and discussed under “Use of Proceeds” in this prospectus supplement, that may be made available in connection with the issuance of the Green Senior Notes.
No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) that may be made available in connection with the issuance of the Green Senior Notes and, in particular, with respect to whether any Eligible Projects fulfill any environmental or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into or form part of this prospectus supplement and the accompanying prospectus. Any such opinion or certification is not, and should not be deemed to be, a recommendation by us or any underwriter, or any other person to buy, sell or hold the Green Senior Notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification or the information contained therein or the provider of such opinion or certification for the purpose of any investment in the Green Senior Notes. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the market price of the Green Senior Notes or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.
We do not intend to list Senior Notes on, and the Green Senior Notes may never be listed or admitted to, any dedicated “green” or other equivalently labeled segment of any stock exchange or securities market, and the Green Senior Notes may not be included in any green bond or similar index, and any such potential listing, admission or inclusion may not be indicative that the Green Senior Notes will be suitable for the investment criteria of an investor.
We do not intend to apply for the Green Senior Notes to be listed or admitted to trading on any dedicated “green” or other equivalently labeled segment of any stock exchange or securities market (whether or not regulated), and there is no assurance that the Green Senior Notes will be included in any green bond or similar index. Moreover, even if the Green Senior Notes were to be listed or admitted to trading on any such segment of any stock exchange or securities market or included in any green bond or similar index, no representation or assurance can be given by us, any underwriter or any other person:
•
that such listing, admission or inclusion would satisfy (or would continue to satisfy), in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by such investor’s own bylaws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Projects (and it should be noted that the criteria for any such listing, admission to trading or inclusion in an index may vary from one stock exchange, securities market or index to another); or

•
that any such listing or admission to trading or inclusion in any index will be maintained during the life of the Green Senior Notes.

In the event that the Green Senior Notes are listed on any such exchange or securities market or included in any such index, any change to the listing or admission status of the Green Senior Notes or their inclusion in any such index, including but not limited to any change that causes the Green Senior Notes to no longer be listed or admitted to trading on any stock exchange or securities market or included in any index, may have a material adverse effect on the market price of the Green Senior Notes or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.
The market price of the Green Senior Notes may be negatively affected to the extent that perception by investors of the suitability of the Green Senior Notes as “green” bonds deteriorates or demand for green investment products diminishes.
Perception by investors of the suitability of the Green Senior Notes as “green” bonds could be negatively affected by dissatisfaction with the Framework (as defined in “Use of Proceeds”), our compliance with the Framework, how we determine Eligible Projects described under “Use of Proceeds,” controversies involving the environmental, social or sustainability impact of our business or industry, as well as our determination of whether controversies are material, evolving standards or market consensus as to what constitutes a “green” bond or the desirability of investing in “green” bonds or any opinion or certification as to the suitability of the Green Senior Notes as “green” bonds no longer being in effect.
The Eligible Projects to which we may allocate the proceeds from the Green Senior Notes may have complex direct or indirect environmental, sustainability or social impacts, and adverse environmental or social impacts may occur during the design, construction and operation of such Eligible Projects. In addition, projects may become controversial or criticized by activist groups or other stakeholders, which could have a negative effect on the trading price of the Green Senior Notes.
The market price of the Green Senior Notes may be negatively affected to the extent investors are required or choose to sell their holdings due to deterioration in the perception by the investor or the market in general as to the suitability of this offering as “green” bonds. The market price of the Green Senior Notes may be also negatively affected to the extent demand for sustainability-themed investment products diminishes due to evolving investor preferences, increased regulatory or market scrutiny on funds and strategies dedicated to sustainability or environmental, social or governance themed investing or for other reasons. The market for investments denoted as “green” is new and may be volatile.
You will have no remedies under the Green Senior Notes or the governing Indenture if we fail to allocate an amount equal to the net proceeds from the sale of the Green Senior Notes to Eligible Projects or to satisfy related reporting obligations and other undertakings.
Neither the Green Senior Notes nor the Indenture governing the Green Senior Notes requires or will require us to use the net proceeds from the sale of the Green Senior Notes as described under “Use of Proceeds” or to satisfy the reporting and other undertakings described under “Use of Proceeds — Reporting.” Any failure by us to comply with the foregoing will not constitute a breach of or default under the Green Senior Notes or the Indenture governing the Green Senior Notes. As a result, it will not be an event of default under the Indenture if we fail to allocate an amount equivalent to the net proceeds from the sale of the Green Senior Notes to Eligible Projects or to satisfy the reporting and other undertakings as described under “Use of Proceeds” in this prospectus supplement and holders of the Green Senior Notes will have no remedies under the Green Senior Notes or the Indenture for any such failure.

USE OF PROCEEDS
We expect to receive total net proceeds of approximately $      from the issuance of the Green Senior Notes, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
Constellation intends to allocate an amount equal to the net proceeds from the sale of the Green Senior Notes to finance or refinance, in whole or in part, one or more new or existing Eligible Projects. “Eligible Projects” are defined as investments and expenditures made by Constellation after the issuance of such Green Senior Notes, or in the 24 months prior to any such issuance within the eligible green categories (as further defined below, “Eligible Green Categories”).
Constellation has developed a Green Financing Framework (the “Framework”) under which Constellation or any Constellation subsidiary and/or affiliate will be able to issue green bonds. The Framework has been developed in alignment with The Green Bond Principles, 2021 (“GBP”), which are voluntary process guidelines for best practices when issuing or borrowing green bonds.
Eligible Green Categories
Clean Generation Fleet — Nuclear Power1
Investments in nuclear power projects:
•
Acquisition, operation, increased capacity through uprates and maintenance of existing reactors, including lifecycle extensions

•
Research, development, demonstration, and deployment of innovative reactors that produce energy from nuclear processes with minimal waste from the fuel cycle

•
Nuclear fuel purchases to support continued operation of zero carbon nuclear assets

Clean Generation Fleet — Renewable Energy
The installation, maintenance and operation of renewable generation technologies, defined as:
•
Wind-powered generation sources

•
Solar PV

•
Existing small run-of-river hydropower (with an installed capacity of 25 MW or less and limited impoundment)

Clean Generation Fleet — Operational Emissions Reduction
Investments in the decarbonization of existing natural gas-fired generation assets to advance our 2030 GHG reduction and 2040 net zero goals:
•
Retrofits to enable hydrogen blending

•
Installation of CCUS2 systems to reduce lifecycle GHG emissions intensity to below 270 gCO2/kWh OR by 90%

1
All investments in this category will be in relation to facilities licensed by the U.S. Nuclear Regulatory Commission (NRC), including complying with regulations in relation to safety and waste management and that meet Constellation’s commitments to risk management and nuclear plant safety.

2
Captured CO2 will be not be used for enhanced oil recovery.

Clean Hydrogen3
The installation, maintenance, operation, and storage of hydrogen systems and technologies, defined as:
•
Electrolyzers and associated systems to produce clean hydrogen

•
Transport and delivery of clean hydrogen

•
Technology and equipment installation, operation, and maintenance to support nuclear produced hydrogen

Energy Storage
The installation, maintenance, operation, and storage of energy storage systems and technologies, defined as:
•
Flexible grid and energy capacity

•
Battery systems

•
Pumped-storage hydro facilities

Clean Commercial Offerings
Long-term and project-specific procurement expenditures supporting programs to bring off-site renewable energy to customers, including:
•
Constellation Offsite Renewables (CORe) and CORe+ products4

•
Renewable Energy Certificates (RECs), Emission-Free Energy Certificates (EFECs)5 and other Energy Attribute Certificates (EACs)

•
Renewable Natural Gas (RNG) from landfill gas and agricultural waste

Expenditures in programs to support customer energy efficiency, excluding gas metering and other applications specific to the use of natural gas, including:
•
Energy management and benchmarking systems for customers

•
Efficiency Made Easy (EME)6

•
Peak demand shaving

•
Technologies to support energy data collection to support hourly carbon-free energy matching (Constellation Hourly Carbon-Free Energy Matching solution7)

•
EV charging solutions

Process for Project Selection and Evaluation
Constellation will form a Selection Committee including personnel from Sustainability, Treasury, Finance, Controllership and Legal, among others, to identify and select Eligible Projects to be financed or

3
Hydrogen with lifecycle GHG emissions of less than 0.45 kilograms of CO2-equivalent per kilogram of hydrogen

4
https://www.constellation.com/solutions/for-your-commercial-business/sustainability-efficiency-technology/Constellation-Offsite-Renewables.html

5
https://www.constellation.com/solutions/for-your-commercial-business/Electricity/Carbon-Free.html

6
https://www.constellation.com/solutions/for-your-commercial-business/sustainability-efficiency-technology/Energy_Efficiency.html

7
Technology platform that matches a customer’s power needs with local clean energy sources, 24 hours a day, seven days aweek, 365 days a year. https://www.constellation.com/solutions/for-your-commercial-business/sustainability-strategies/managing-carbon/hourly-carbon-free-matching.html refinanced through green bonds. Constellation’s company-level environmental and social risk mitigation processes are applicable to all allocation decisions made under the Framework. During development, Constellation’s ESG and development teams work to identify and assess early-stage risks during due diligence, design, engineering and procurement. The Selection Committee will review identified risks and mitigation plans.
The projects will meet all lending and other business criteria established by Constellation in the ordinary course of its business. The Selection Committee will review the allocation of proceeds to Eligible Categories periodically and determine whether any update to allocations (such as replacement, deletion, or addition) is necessary.
Management of Proceeds
Constellation’s Treasury team will monitor and account for the proceeds of any green bond issuance. The allocated and unallocated proceeds will be tracked using an internal tracking system by Constellation’s Finance and Treasury teams and reported to the Selection Committee. Constellation will strive to fully allocate the net proceeds from the sale of any green bonds as soon as practicable, with all or substantially all of the remaining amount allocated within 24 months of the issuance. Pending full allocation of an amount equal to the net proceeds of any green bonds, proceeds may be invested in cash or cash equivalents, used to repay existing borrowings.
In the case of divestment or if a project no longer meets the eligibility criteria, Constellation will use reasonable efforts to reallocate an equal amount of the funds to other Eligible Projects. Payment of principal and interest will be made from our general account and not be linked to the performance of the Eligible Projects.
Reporting
Allocation Reporting
Annually, until full allocation of the net proceeds from any green bonds, Constellation will publish a green bond allocation report (“Allocation Report”) on our Investor Relations website, that will include: (i) the amount of net proceeds from any green bonds that have been allocated to one or more Eligible Projects either individually or by category, subject to confidentiality considerations; (ii) the outstanding amount of net proceeds from any green bonds yet to be allocated to Eligible Projects at the end of the reporting period, and (iii) the share of financing vs. refinancing.
Impact Reporting
Annually, until full allocation of the net proceeds from any green bonds, and where feasible, Constellation will publish a green bond impact report (“Impact Report”) on our Investor Relations website that will include expected environmental metrics related to Eligible Projects.
External Review
Second Party Opinion
Constellation has retained an independent environmental consultant to provide a Second Party Opinion (“SPO”) on the environmental benefits of the Framework as well as the alignment to the GBP. The opinion can be found on Constellation’s website as well as the SPO provider’s website.
Assurance
Each Allocation Report will be accompanied by a report, such as a limited assurance statement from an independent party in respect to its examination of management’s assertions about allocation of proceeds to Eligible Projects under the Framework.
For the avoidance of doubt, none of the Framework, the SPO, the Allocation Report or the Impact Report, are, and none shall be deemed to be, incorporated by reference into or form a part of this prospectus supplement or the accompanying prospectus.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2023 (1) on an actual basis and (2) on an as adjusted basis to give effect to the issuance of Green Senior Notes offered hereby. The “As Adjusted” column will be completed in the final prospectus supplement based upon the actual terms of this offering that are determined at pricing. This table should be read in conjunction with our consolidated financial statements and related notes for the year ended December 31, 2023, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.
	As of December 31, 2023
	Actual	As Adjusted
	($ in millions)
Long-term debt:
Long-term debt, including current maturities	$7,617
Total equity	11,374
Total capitalization, including current maturities	$18,991

DESCRIPTION OF GREEN SENIOR NOTES
General
The Green Senior Notes will be issued under an indenture dated as of September 28, 2007 (the “Indenture”), between us and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). The Indenture provides for issuance from time to time of debt securities in series (including the Green Senior Notes issued in this offering) in an unlimited amount. We may issue, without notice to, or the consent of, the holders of the Green Senior Notes offered hereby, additional securities under the Indenture from time to time.
The Green Senior Notes:
•
will be general unsecured obligations of Constellation;

•
will be pari passu in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding; and

•
will be senior in right of payment to any future subordinated indebtedness of Constellation.

All debt securities, including the Green Senior Notes, issued and to be issued under the Indenture will be our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Because Constellation conducts a portion of its operations through its subsidiaries, these notes will be structurally subordinated to the liabilities of its subsidiaries. The rights of Constellation, and the rights of its creditors, including the holders of the Green Senior Notes, to participate in any distribution of the assets of any of its subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that Constellation’s claims as a creditor of that subsidiary may be recognized.
The Green Senior Notes will not be guaranteed by, or otherwise be obligations of, our parent Constellation Parent or any of our direct or indirect subsidiaries or affiliates. References in this description of the Green Senior Notes to “we,” “our” or the “company” are to Constellation Energy Generation, LLC and not its subsidiaries and references to “indenture securities” means debt securities issued under the Indenture, including the Green Senior Notes.
In the discussion that follows, references to paying principal on the Green Senior Notes are to payment at maturity or redemption.
The following summaries of certain provisions of the Green Senior Notes and the Indenture do not purport to be complete and are subject, and qualified in their entirety by reference, to all of the provisions of the Green Senior Notes and the Indenture, including the definitions of terms therein. We recommend that you read the Indenture, a copy of which may be obtained from the Trustee.
Principal, Maturity and Interest
The Green Senior Notes will be unlimited in aggregate principal amount. The Green Senior Notes initially will be issued in the aggregate principal amount of $      . We may, without the consent of the holders of the Green Senior Notes offered in this prospectus supplement, create and issue additional notes ranking equally with the Green Senior Notes and otherwise similar in all respects (except for the public offering price and issue date) so that such additional notes shall be consolidated and form a single series with the Green Senior Notes. No additional notes can be issued if an event of default exists with respect to the Green Senior Notes. The Green Senior Notes will be issued in book-entry form only in denominations of $2,000 and multiples of $1,000 in excess thereof.
The Green Senior Notes will mature on      , 20  . Interest on the Green Senior Notes will be payable semi-annually in arrears on      and      of each year, beginning on      , 20  . Interest on the Green Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Redemption at Our Option
At any time prior to                 , 20   (      months prior to their maturity date) (the “Par Call Date”), we may redeem the Green Senior Notes in whole or in part, at our option at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Green Senior Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points, less (b) interest accrued to the date of redemption; and

(2)
100% of the principal amount of the Green Senior Notes then outstanding to be redeemed,

plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date.
On or after the applicable Par Call Date, we may redeem the Green Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Senior Notes being redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.
Any optional redemption may be conditioned upon the consummation of one or more other transactions, including any debt or equity issuance by us or any of our parent companies or subsidiaries. The Trustee shall not have responsibility for calculating any redemption price.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Green Senior Notes to be redeemed.
In the case of a partial redemption, Green Senior Notes in definitive form will be selected for redemption by lot by the Trustee. No Green Senior Notes of a principal amount of $2,000 or less will be redeemed in part. If any Green Senior Note in definitive form is to be redeemed in part only, the notice of redemption that relates to such Green Senior Note will state the portion of the principal amount of the Green Senior Note to be redeemed. A new Green Senior Note in definitive form in a principal amount equal to the unredeemed portion of the original Green Senior Note in definitive form will be issued in the name of the holder of such Green Senior Note upon surrender for cancellation of the original definitive Green Senior Note. For so long as the Green Senior Notes are in global form and held by DTC (or another depositary), the redemption of the Green Senior Notes, including the selection of Green Senior Notes in the case of a partial redemption, shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Green Senior Notes or portions thereof called for redemption.
Covenants
Affirmative Covenants
The Indenture provides that we comply with the following affirmative covenants:
•
punctually pay principal and interest on the indenture securities;

•
if the indenture securities are no longer in book-entry form, maintain an office in New York, New York where indenture securities may be presented for payment, exchange and transfer;

•
appoint a trustee to fill any vacancy;

•
issue a certificate to the trustee on January 31 each year indicating whether we have complied with all covenants and conditions in the Indenture;

•
maintain our limited liability company existence; and

•
pay our taxes and other assessments and claims as they become due, unless they are being contested in good faith.

Mergers and Consolidations
We will not consolidate with or merge with or into any other person, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, and we will not permit any person to consolidate with or merge with or into us, unless:
•
immediately prior to and immediately following such consolidation, merger, sale or lease, no Event of Default under the Indenture shall have occurred and be continuing; and

•
we are the surviving or continuing entity, or the surviving or continuing entity or entity that acquires by sale, conveyance, transfer or lease is organized in the United States or under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States and in either case expressly assumes the payment and performance of all of our obligations under the Indenture and the Green Senior Notes.

Limitation on Liens
We may not issue, assume, guarantee or permit to exist any Indebtedness (as defined below) secured by any lien on any of our property, whether owned on the date that the Green Senior Notes are issued or thereafter acquired, without in any such case effectively securing the outstanding Senior Notes (together with, if we shall so determine, any other Indebtedness of or guaranteed by us ranking equally with the Green Senior Notes) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided that the foregoing restriction shall not apply to the following permitted liens:
(1)
pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

(2)
liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens, arising in the ordinary course of business;

(3)
liens for property taxes being contested in good faith;

(4)
minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

(5)
liens on property existing at the time of acquisition thereof by us, or to secure any Indebtedness incurred by us prior to, at the time of, or within 90 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of the property, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price or construction or improvements;

(6)
liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired;

(7)
liens securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service (the ‘‘IRS’’), includible in gross income of the holder by reason of section 103(a)(1) of the Internal Revenue Code of 1986 (the ‘‘Code’’), as amended (or any successor to such provision) as in effect at the time of the issuance of such obligations; and

(8)
other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this clause (8) does not exceed 10% of our consolidated net tangible assets.

In the event that we shall propose to pledge, mortgage or hypothecate any property to secure Indebtedness, other than as permitted by clauses (1) through (8) of the previous paragraph, we shall (prior thereto) give written notice thereof to the trustee, who shall give notice to the holders, and we shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure, all the Green Senior Notes equally and ratably with such Indebtedness. The Indenture does not limit our Subsidiaries’ ability to issue, assume, guarantee or permit to exist any Indebtedness secured by any lien on any of such Subsidiary’s property, whether owned on the date the Green Senior Notes are issued or thereafter acquired, provided that such Indebtedness is limited in recourse only to such Subsidiary (as defined below).
As used in this prospectus supplement, “Indebtedness” of any person means (1) all indebtedness of such person for borrowed money, (2) all obligations of such person evidenced by senior notes, debentures, notes or other similar instruments, (3) all obligations of such person to pay the deferred purchase price of property or services, (4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of the default are limited to repossession or sale of such property), (5) all capital lease obligations of such person (excluding leases of property in the ordinary course of business), and (6) all Indebtedness of the type referred to in clauses (1) through (5) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property.
As used in this prospectus supplement, “Subsidiary” means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by us.

Restriction on Sales and Leasebacks
We may not enter into any sale and leaseback transaction with any Subsidiary. In addition, we may not enter into any sale and leaseback transaction unless we comply with this restrictive covenant. A “sale and leaseback transaction” generally is an arrangement between us and a Subsidiary, bank, insurance company or other lender or investor where we lease real or personal property which was or will be sold by us to that Subsidiary, lender or investor.
We can comply with this restrictive covenant if we meet either of the following conditions:
•
the sale and leaseback transaction is entered into prior to, concurrently with or within 90 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the property; or

•
we could otherwise grant a lien on the property as a permitted lien described in “— Limitation on Liens.”

Events of Default
We will be subject to an “event of default” under the Indenture if any of the following occurs:
•
failure to pay interest for 60 days after the date payment is due and payable; provided that if we extend an interest payment period in accordance with the terms of the indenture securities, the extension will not be a failure to pay interest;

•
failure to pay principal or premium, if any, on any indenture security when due, either at maturity, upon any redemption, by declaration or otherwise;

•
failure to make any sinking fund payments when due;

•
failure to perform other covenants under the Indenture for 60 days after the trustee has notified us that performance was required; or

•
bankruptcy, insolvency or reorganization of our company.

In addition to the events of default described in the Indenture, an event of default under the Green Senior Notes will include:
•
an event of default, as defined in any of our instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of our company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of which, and interest on which, does not individually, or in the aggregate, exceed $100,000,000; or

•
one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against us or any of our properties in an aggregate amount in excess of $100,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings.

We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indenture. The Indenture provides that the trustee may withhold notice of a default (except payment defaults) to the holders of indenture securities of the series to which the default applies if the trustee considers it in the interests of those holders of those indenture securities to do so.
An event of default for a particular series of indenture securities does not necessarily constitute an event of default for any other series of indenture securities issued under the Indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of indenture securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of outstanding indenture securities of each affected series may declare the entire principal amount of all the indenture securities of that series (or, if the indenture securities of that series are original issue discount securities, that portion of the principal amount as may be specified in the terms thereof) to be due and payable immediately.
Where an event of default has occurred and is continuing with respect to the outstanding indenture securities of a series, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of the outstanding indenture securities of that series, unless those holders have offered the trustee reasonable indemnity against the expenses and liabilities that it might incur in compliance with the request that the trustee take action in response to an event of default. Subject to these provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding indenture securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the indenture securities of that series.
The holders of a majority in principal amount of the outstanding indenture securities of a series may, on behalf of the holders of all indenture securities of that series, waive any past default under the Indenture with respect to that series and its consequences, except a default (1) in payment of the principal of (or premium, if any) or interest, or any additional amounts payable in respect of any indenture security of that series or (2) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected outstanding indenture security of that series.
The Indenture imposes limitations on suits brought by holders of indenture securities against us. Except for actions for payment of overdue principal or interest, no holder of indenture securities of any series may institute any action against us under the Indenture unless:
•
the holder has previously given to the trustee written notice of default and continuance of that default;

•
the holders of at least 25% in principal amount of the affected outstanding indenture securities have requested that the trustee institute the action;

•
the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•
the trustee has not instituted the action within 60 days after the request; and

•
the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding indenture securities of that series.

Modification or Waiver
The Indenture provides that the trustee and we may modify and amend the Indenture and enter into supplemental indentures without the consent of any holders of indenture securities to:
•
evidence the assumption by a successor corporation of our obligations;

•
add covenants for the protection of the holders of indenture securities;

•
cure any ambiguity or correct any inconsistency in the Indenture, provided that this action does not adversely affect the interests of holders of any series of indenture securities in any material respect;

•
evidence and provide for the acceptance of appointment by a successor trustee; and

•
to make any change that would provide any additional rights or benefits to the holders of indenture securities or that does not adversely affect the legal rights under the Indenture of any holder.

The Indenture also provides that the trustee and we may, with the consent of the holders, add, eliminate or modify in any way the provisions of the Indenture or modify in any manner the rights of the holders of the indenture securities. Consent of the holders means holders of not less than a majority in aggregate principal amount of indenture securities of all affected series then outstanding, voting as one class. We cannot do this, however, for those matters requiring the consent of each holder as described below.

The trustee and we may not without the consent of the holder of each outstanding indenture security affected thereby:
•
extend the final maturity of any indenture security;

•
reduce the principal amount or premium, if any;

•
reduce the rate or extend the time of payment of interest;

•
reduce any amount payable on redemption;

•
reduce the amount of the principal of any indenture security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•
impair the right to sue for the enforcement of any payment on any indenture security when due; or

•
reduce the percentage of holders of indenture securities of any series whose consent is required for any modification of the Indenture.

In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, (1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would then be due and payable upon acceleration of the maturity thereof and (2) indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor will be disregarded.
Satisfaction and Discharge, Defeasance and Covenant Defeasance
We may discharge obligations to holders of Green Senior Notes that have not already been delivered to the trustee for cancellation and that have either become due and payable or are to become due and payable, or are scheduled for redemption, within one year. We may discharge these obligations by irrevocably depositing with the trustee cash or “U.S. Government Obligations” (as defined below), as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of and interest on the Green Senior Notes.
We may also discharge any and all of our obligations to holders of Green Senior Notes at any time, referred to as “defeasance.” We may also be released from the obligations imposed by any covenants of the Green Senior Notes and provisions of the Indenture, and we may avoid complying with those covenants without creating an event of default under the Indenture, referred to as “covenant defeasance.” We may effect defeasance and covenant defeasance only if, among other things:
•
we irrevocably deposit with the trustee cash or U.S. Government Obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, and interest on all outstanding Senior Notes; and

•
we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (1) in the case of covenant defeasance, the holders of the series of indenture securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance, and will be subject to tax in the same manner and at the same time as if no covenant defeasance had occurred and (2) in the case of defeasance, either we have received from, or there has been published by, the IRS a ruling or there has been a change in applicable U.S. federal income tax law, and based thereon, the holders of the series of indenture securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance, and will be subject to tax in the same manner as if no defeasance had occurred.

Although we may discharge or decrease our obligations under the Green Senior Notes and the Indenture as described in the two preceding paragraphs, we may not avoid, among other things, the rights and obligations of the trustee under the Indenture, to register the transfer or exchange of Green Senior Notes, to replace any temporary, mutilated, destroyed, lost or stolen Green Senior Notes or to maintain an office or agency in respect of any series of indenture securities.
If we effect covenant defeasance with respect to any Green Senior Notes and those Green Senior Notes are declared due and payable because of the occurrence of any event of default other than the event of default resulting from a failure to comply with any covenant in the Indenture after the notice served therefor has elapsed, the amount of U.S. Government Obligations and funds on deposit with the trustee will be sufficient to pay amounts due on those Green Senior Notes at the time of their stated maturity but may not be sufficient to pay amounts due on those Green Senior Notes at the time of the acceleration resulting from that event of default. In that case, we would remain liable to make payment of those amounts due at the time of acceleration.
If the trustee or any paying agent is prevented by a court or governmental authority from applying any money deposited with the trustee in accordance with the Indenture, then our obligations under the Indenture and the Green Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to the Indenture. Thereafter, our obligation will continue until such time as the trustee or paying agent is permitted to apply all money in accordance with the Indenture. Any payment of principal of (or premium, if any) or interest that we make on any Green Senior Note following the reinstatement of our obligations will be subrogated to the rights of the holders of those Green Senior Notes to receive such payment from the money held by the trustee or paying agent.
As used above, “U.S. Government Obligations” means securities that are (1) direct obligations of the United States or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof.
Concerning the Trustee
We and our affiliates use or will use some of the banking services of the trustee in the normal course of business.
Governing Law
The Indenture and the Green Senior Notes will be governed by the laws of the Commonwealth of Pennsylvania.
Book-Entry System
We will issue the Green Senior Notes in the form of one or more global notes in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global Green Senior Notes will be deposited with DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. We do not intend this internet address to be an active link or to otherwise incorporate the content of the website into this prospectus supplement.
Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.
Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V.. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the Initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Euroclear further advises that investors that acquire, hold and transfer interests in the Green Senior Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Purchases of Green Senior Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Green Senior Notes in DTC’s records. The ownership interest of each actual purchaser of Green Senior Notes (beneficial owner) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the Green Senior Notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Green Senior Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Green Senior Notes, except in the event that use of the book-entry system for the Green Senior Notes is discontinued.
To facilitate subsequent transfers, all Green Senior Notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Green Senior Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Green Senior Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Green Senior Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global Green Senior Notes from any beneficial owner or otherwise.
Redemption notices shall be sent to DTC. If less than all of the Green Senior Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
So long as DTC’s nominee is the registered owner of the global Green Senior Notes, such nominee for all purposes will be considered the sole owner or holder of the Green Senior Notes for all purposes under the Indenture. Except as provided below, beneficial owners will not be entitled to have any of the Green Senior Notes registered in their names, will not receive or be entitled to receive physical delivery of the Green Senior Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Green Senior Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Green Senior Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
All payments on the global Green Senior Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the Trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.
DTC may discontinue providing its service as securities depositary with respect to the Green Senior Notes at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In the event that a successor securities depositary is not obtained under the above circumstances, or, alternatively, if an event of default with respect to the Green Senior Notes has occurred and is outstanding, Senior Notes certificates in fully registered form are required to be printed and delivered to beneficial owners of the global Green Senior Notes representing such Senior Notes.
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional EuroSenior Notes in immediately available funds.
Cross market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the Green Senior Notes to or receiving interests in the Green Senior Notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of interests in the Green Senior Notes received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such Senior Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in the Green Senior Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Neither we, the trustee nor the underwriters will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in the Green Senior Notes, or payments to, or the providing of notice to direct participants or beneficial owners. The Green Senior Notes will be denominated in United States dollars and principal and interest will be paid in United States dollars.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the Green Senior Notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the Code, the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (IRS) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.
This summary deals only with beneficial owners of Green Senior Notes that acquire the Green Senior Notes for cash in this offering at their issue price (generally, the first price at which a substantial amount of the Green Senior Notes are sold for money to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that will hold the Green Senior Notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular beneficial owners in light of their personal investment circumstances or status, nor does it address tax considerations applicable to beneficial owners that may be subject to special tax rules, such as banks and financial institutions, individual retirement and other tax-deferred accounts, tax-exempt entities, governments or government instrumentalities, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code, controlled foreign corporations, non-United States trusts or estates with United States beneficiaries, passive foreign investment companies, corporations that accumulate earnings to avoid United States federal income tax and taxpayers subject to the alternative minimum tax. This summary also does not discuss Green Senior Notes held as part of a hedge, straddle, synthetic security, constructive sale transaction or conversion transaction, situations in which the “functional currency” of a United States Holder (as defined below) is not the United States dollar or situations where a United States Holder (as defined below) holds a Green Senior Note through a bank, financial institution or other entity or a branch thereof, that is located, organized or resident outside the United States. Moreover, the effect of any United States federal non-income taxes (such as estate or gift taxes) and any state, local or non-United States tax laws or tax treaties are not discussed. The following discussion assumes that the Green Senior Notes will be issued with no (or de minimis) original issue discount.
In the case of a beneficial owner of Green Senior Notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of the Green Senior Notes to a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding Green Senior Notes, then you should consult your own tax advisors about the United States federal income tax consequences to you of the purchase, ownership and disposition of the Green Senior Notes by the partnership.
The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of Green Senior Notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under any other federal tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty, and the possible effects of changes in United States federal tax laws, or in any applicable tax treaty.
Effect of Certain Contingencies
In certain circumstances, we may be required to pay amounts in excess of stated interest and principal on the Green Senior Notes. Our obligation to pay such excess amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments” (‘‘CPDIs’’) in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. However, under these Treasury regulations, one or more contingencies will not cause the Green Senior Notes to be treated as CPDIs if, as of the issue date of the Green Senior Notes, such contingencies, in the aggregate, are considered remote or incidental. Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such excess amounts should be treated as remote and/or incidental and do not result in the Green Senior Notes being treated as CPDIs under applicable Treasury regulations.
Our position that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the taxable year during which it acquires the Green Senior Notes that it is taking a different position. However, this determination is inherently factual and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS may require a holder to accrue ordinary interest income on the Green Senior Notes at a rate in excess of the stated interest rate, and to treat any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the Green Senior Notes as ordinary income rather than capital gain. Holders of Green Senior Notes should consult their own tax advisors regarding the tax consequences of the Green Senior Notes being treated as CPDIs. The remainder of this discussion assumes that the Green Senior Notes will not be treated as CPDIs for United States federal income tax purposes.
United States Holders
The following is a summary of certain United States federal income tax considerations for a United States Holder. For purposes of this summary, the term “United States Holder” means a beneficial owner of a Green Senior Note that is, for United States federal income tax purposes:
•
an individual who is a citizen or a resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under section 7701(b) of the Code;

•
a corporation, or any other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust, if (1) a court within the United States is able to exercise primary jurisdiction over its administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of its substantial decisions, or (2) the trust has a valid election in place under applicable Treasury regulations to be treated as a domestic trust for United States federal income tax purposes.

Taxation of stated interest on a Green Senior Note
Stated interest on a Green Senior Note generally will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the United States Holder’s method of tax accounting for United States federal income tax purposes.
Sale, exchange, redemption, retirement or other taxable disposition of a Green Senior Note
Upon the sale, exchange, redemption, retirement or other taxable disposition of a Green Senior Note, a United States Holder generally will recognize gain or loss equal to the difference, if any, between (1) the amount realized on the disposition, except any portion of such amount that is attributable to accrued but unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed, and (2) the United States Holder’s adjusted tax basis in the Green Senior Note. A United States Holder’s adjusted tax basis in a Green Senior Note generally will equal the cost of the Green Senior Note to such United States Holder, reduced by any principal payments on the Green Senior Note received by such United States Holder. Any such gain or loss generally will be long-term capital gain or loss if, at the time of such disposition, the United States Holder has held the Green Senior Note for more than one year. Individuals and other non-corporate taxpayers are, under certain circumstances, subject to United States federal income tax on long-term capital gains at a reduced tax rate. The deductibility of capital losses is subject to limitations. Each United States Holder should consult its own tax advisors as to the deductibility of capital losses in its particular circumstances.
Information reporting and backup withholding
In general, we must report certain information to the IRS with respect to payments of stated interest and payments of the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a Green Senior Note to certain United States Holders, except in the case of an exempt recipient (such as a corporation). The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 24 percent, with respect to the foregoing amounts if (1) the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding, (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (3) there has been a notified payee underreporting described in section 3406(c) of the Code or (4) the payee has not certified under penalties of perjury that it has furnished a correct TIN, that it is a United States person and that the IRS has not notified the payee that it is subject to backup withholding under the Code. Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against the holder’s United States federal income tax liability, if any, and may entitle the United States Holder to a refund, provided that the required information is timely furnished to the IRS. United States Holders should consult their own tax advisors regarding the effect, if any, of the backup withholding rules on their particular circumstances.
Medicare contribution tax
An additional 3.8 percent tax will be imposed on certain United States Holders who are individuals, estates or trusts (other than certain exempt trusts or estates) on the lesser of (1) the United States Holder’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A United States Holder’s net investment income will generally include its interest income and its net gains from the disposition of Green Senior Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States Holder that is an individual, estate or trust, you should consult your tax advisor regarding the applicability of the Medicare contribution tax to your income and gains in respect of your investment in the Green Senior Notes.
Non-United States Holders
The following is a summary of certain United States federal income tax considerations for a non-United States Holder. For purposes of this summary, the term “non-United States Holder” means a beneficial owner of a Green Senior Note that is, for United States federal income tax purposes (i) an individual, corporation, estate or trust and (ii) not a United States Holder.
The following discussion assumes that no item of income, gain, deduction or loss derived by any non-United States Holder in respect of the Green Senior Notes at any time is effectively connected with the conduct of a United States trade or business. Non-United States Holders with any item of income, gain, deduction or loss in respect of the Green Senior Notes that is effectively connected with the conduct of a United States trade or business should consult their own tax advisors regarding the United States federal income and branch profits tax consequences of the purchase, ownership and disposition of the Green Senior Notes.
Payment of interest
Subject to the discussions on backup withholding and FATCA (as defined below), interest paid on a Green Senior Note by us or any paying agent to a non-United States Holder will be exempt from United States income and withholding tax under the “portfolio interest exemption” provided that (1) the non-United States Holder does not, actually or constructively, own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (2) either (a) the non-United States Holder provides to us or our paying agent an applicable properly completed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) and any applicable attachments, signed under penalties of perjury, that includes its name and address and that certifies that it is not a United States person or in the case of an individual, that the person is neither a citizen or a resident (for United States federal income tax purposes) of the United States, in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the non-United States Holder provides a statement to us or our agent under penalties of perjury in which it certifies that a properly completed applicable IRS Form W-8BEN or W-8BEN-E (or applicable successor form) has been received by it from the non-United States Holder or (c) the non-United States Holder holds its Green Senior Notes through a “qualified intermediary” and the qualified intermediary furnishes a copy to us or our agent of a properly executed IRS Form W-8IMY (or applicable successor form) and any applicable attachments on behalf of itself (which may, in some circumstances, include a withholding statement and applicable underlying IRS forms sufficient to establish that the non-United States Holder is not a United States Holder). This certification requirement may be satisfied with other documentary evidence in the case of a Green Senior Note held as an offshore obligation or through certain foreign intermediaries, if certain requirements are met. If a non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to such non-United States Holder generally will be subject to United States withholding tax at the rate of 30 percent, unless the non-United States Holder provides us or our agent with a properly executed IRS Form W-8BEN or W-8BEN-E or applicable successor form) establishing an exemption from, or reduction of the withholding tax under the benefit of an applicable tax treaty.
Sale, exchange, redemption, retirement or other disposition of a Green Senior Note
Subject to the discussions on backup withholding tax and FATCA below, a non-United States Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a Green Senior Note (other than any amount representing accrued but unpaid interest on the Green Senior Note, which is subject to the rules discussed above under “— Payment of interest”). However, if a non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other requirements are met, such non-United States Holder generally will be subject to United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any such non-United States Holder’s United States-source gain, which may be offset by certain United States-source losses.
Information reporting and backup withholding
The amount of interest on a Green Senior Note paid to a non-United States Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the non-United States Holder and to the IRS, even if such non-United States Holder is exempt from the 30 percent withholding tax described above. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-United States Holder is resident.
Provided that a non-United States Holder has complied with certain reporting procedures (usually satisfied by providing an applicable properly completed IRS Form W-8BEN or IRS Form W-8BEN-E) or otherwise establishes an exemption, the non-United States Holder generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from a disposition of, a Green Senior Note, unless we or our paying agent know or have reason to know that the holder is a United States person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability, if any, and may entitle the non-United States Holder to a refund, provided that the required information is timely furnished to the IRS. Non-United States Holders should consult their own tax advisors regarding the application of the backup withholding rules in their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding under current Treasury regulations.

“FATCA” legislation
The Foreign Account Tax Compliance Act (commonly known as “FATCA”) imposes a reporting regime and a 30% withholding tax with respect to certain payments to any non-U.S. financial institution (a “foreign financial institution,” or “FFI” (as defined by FATCA)) that does not become a “Participating FFI” by entering into an agreement with the IRS to, among other things, provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA.
This withholding regime will apply to “foreign passthru payments” (a term not yet defined) no earlier than the date that is two years after the date on which final Treasury regulations defining the term “foreign passthru payment” are published in the Federal Register. In the case of “foreign passthru payments,” this withholding would potentially apply to payments in respect of any Green Senior Notes that are not “grandfathered obligations.” A grandfathered obligation includes any obligation that is executed on or before the date that is six months after the date on which final Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register, and such obligation is not materially modified after such date. If any Green Senior Notes are treated as grandfathered obligations, and additional notes of the same series issued later in time are not treated as grandfathered obligations, there may be negative consequences for the existing earlier issued Green Senior Notes, including a negative impact on market price.
If an amount in respect of FATCA withholding were to be deducted or withheld from interest, principal or other payments made in respect of the Green Senior Notes, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding. As a result, holders may receive less interest or principal than expected.
Investors should consult with their own tax advisors regarding the implications of this legislation on their investment in our Green Senior Notes.

UNDERWRITING
Barclays Capital Inc., Credit Agricole Securities (USA) Inc. and Mizuho Securities USA LLC are acting as representatives of the underwriters set forth below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters have severally, and not jointly, agreed to purchase from us, the principal amount of the Green Senior Notes listed opposite their names below.
Underwriter	Principal Amount of Green Senior Notes
Barclays Capital Inc.	$
Credit Agricole Securities (USA) Inc.
Mizuho Securities USA LLC
BNP Paribas Securities Corp.
MUFG Securities Americas Inc.
SMBC Nikko Securities America, Inc.
Total	$
The underwriters have agreed to purchase all of the Green Senior Notes sold pursuant to the underwriting agreement if any of the Green Senior Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Green Senior Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Green Senior Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We expect to deliver the Green Senior Notes on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement (T+3). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Green Senior Notes on the date of this prospectus supplement will be required, by virtue of the fact that the Green Senior Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Commissions and Discounts
The underwriters have advised us that they propose initially to offer the Green Senior Notes to the public at the public offering price on the cover page of this prospectus supplement and may offer the Green Senior Notes to certain securities dealers at that price less a concession not to exceed      % of the principal amount of the Green Senior Notes. The underwriters may allow, and such dealers may reallow, a discount not to exceed      % of the principal amount of the Green Senior Notes. After the initial public offering, the public offering price, concession and discount may be changed.
The expenses of the offering, not including the underwriting discounts, are estimated to be $      and are payable by us.
New Issue of Green Senior Notes
The Green Senior Notes are new issues of securities with no established trading market. We do not intend to apply for listing of the Green Senior Notes on any national securities exchange or for quotation of the Green Senior Notes on any automated dealer quotation system. We have been advised by the representatives of the underwriters that they presently intend to make markets in the Green Senior Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of trading markets for the Green Senior Notes or that active public markets for the Green Senior Notes will develop. If active public trading markets for the Green Senior Notes do not develop, the market price and liquidity of the Green Senior Notes may be adversely affected.
Price Stabilization and Short Positions
In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Green Senior Notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Green Senior Notes. If the underwriters create a short position in the Green Senior Notes in connection with the offering,i.e., if they sell more Green Senior Notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Green Senior Notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Green Senior Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Green Senior Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and some or all of the underwriters and their affiliates may in the future engage in, investment banking, financial advisory and commercial banking services in the ordinary course of business with us and our affiliates. They have received and may in the future receive customary fees and commissions for these transactions. The underwriters and their affiliates may provide credit to us or our affiliates as lenders from time to time, including under our existing revolving credit facilities. See “Use of Proceeds” in this prospectus supplement.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Green Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Green Senior Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice To Investors In Certain Jurisdictions
European Economic Area
The Green Senior Notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Green Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Green Senior Notes.

United Kingdom
The Green Senior Notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Green Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Green Senior Notes.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Green Senior Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Constellation.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Green Senior Notes in, from or otherwise involving the United Kingdom.
Canada
The Green Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Green Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto)

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The Green Senior Notes have not been offered or sold or will not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “Ordinance”) or which do not constitute an offer to the public within the meaning of the Ordinance, and no advertisement, invitation or document relating to the Green Senior Notes has been or will be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Japan
The Green Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEA”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Korea
The Green Senior Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Each underwriter has represented and agreed that the Green Senior Notes may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Green Senior Notes, the Green Senior Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Regulation on Issuance, Public Disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB notes as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the Green Senior Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20% of the aggregate issue amount of the Green Senior Notes (c) the Green Senior Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, the subscription agreement and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Green Senior Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, the Green Senior Notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Green Senior Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (“Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (for purposes of this section, a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the Green Senior Notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Green Senior Notes except:
(1)
to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from any offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law; or

(4)
as specified in Section 276(7) of the SFA; or (E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore. Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Green Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Singapore Securities and Futures Act Product Classification.   Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, Constellation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Green Senior Notes are prescribed capital markets products (as defined in Section 309B(10) of the SFA) and excluded investment products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Green Senior Notes. The Green Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Green Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Green Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Green Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The Green Senior Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Green Senior Notes in Taiwan.
United Arab Emirates
The Green Senior Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Green Senior Notes and pass on certain legal matters for us. Winston & Strawn LLP, Houston, Texas will pass on certain legal matters for the underwriters. Winston & Strawn LLP provides legal services to Constellation and its subsidiaries from time to time.
EXPERTS
The financial statements of Constellation incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Constellation for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we have filed or will file with the SEC at the SEC’s public website (www.sec.gov).
Information about us is also available on Constellation’s web site at http://www.constellationenergy.com. This web site and the SEC’s web site above are intended to be inactive textual references only. Information on Constellation’s or the SEC’s web site (other than the documents incorporated by reference) is not a part of this prospectus supplement.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus:
•
Constellation’s Annual Report on Form 10-K for the year ended December 31, 2023.

You can also find more information about us from the sources described under “Documents Incorporated by Reference” in the accompanying prospectus.

CONSTELLATION ENERGY CORPORATION
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
Depositary Shares
CONSTELLATION ENERGY GENERATION, LLC
Debt Securities

Constellation Energy Corporation (Constellation Parent) may use this prospectus to offer and sell from time to time:
•
common stock;

•
stock purchase contracts;

•
stock purchase units;

•
preferred stock in one or more series;

•
depositary shares.

Constellation Energy Generation, LLC (Constellation) may use this prospectus to offer and sell from time to time:
•
debt securities

Constellation Parent and Constellation sometimes refer to the securities listed above as the “Securities.”
Constellation Parent and Constellation will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
Constellation Parent’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “CEG.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Constellation Parent and Constellation have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Constellation Parent or Constellation (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
Constellation Parent with respect to Securities issued by Constellation Parent.

•
Constellation with respect to Securities issued by Constellation.

Neither of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward- looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.
This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Parent and Constellation include those factors discussed herein, as well as the items discussed in (1) the combined 2022 Annual Report on Form 10-K of Constellation Parent and Constellation in (a) Part I, ITEM 1A. Risk Factors (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and

1

Results of Operations, and (c) Part II ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; and (2) other factors discussed in filings with the SEC by each of the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of Constellation Parent and Constellation for the year ended December 31, 2022, filed with the SEC on February 16, 2023. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
CONSTELLATION ENERGY CORPORATION
On February 21, 2021, the board of directors of Exelon Corporation (Exelon) authorized management to pursue a plan to separate its competitive generation and customer-facing energy businesses, conducted through Constellation Energy Generation, LLC (Constellation, formerly Exelon Generation Company, LLC) and its subsidiaries, into an independent, publicly traded company. Constellation Energy Corporation (Constellation Parent), a Pennsylvania corporation and a direct, wholly owned subsidiary of Exelon, was newly formed for the purpose of separation and had not engaged in any activities except in preparation for the distribution. On February 1, 2022, Exelon completed the separation by distributing all the outstanding shares of the Company’s common stock, on a pro rata basis to the holders of Exelon’s common stock, with the Company holding all the interests in Constellation previously held by Exelon. Constellation Parent’s principal executive offices are located at 1310 Point Street, Baltimore, Maryland 21231-3380, and its telephone number is (833) 883-0162.
CONSTELLATION
Constellation is the nation’s largest producer of carbon-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three-fourths of Fortune 100 companies. Our generation fleet of nuclear, hydro, wind, natural gas, and solar generation facilities has the generating capacity to power the equivalent of 15 million homes, producing 11 percent of the carbon-free energy in the United States. Constellation’s fleet is helping to accelerate the nation’s transition to a carbon-free future with more than 32,355 megawatts of capacity and an annual output that is nearly 90 percent carbon-free. This makes us an important partner to businesses and state and local governments that are setting ambitious carbon-reduction goals and seeking long-term solutions to the climate crisis. We employ approximately 13,370 people, and do business in 48 states, the District of Columbia, Canada, and the United Kingdom.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.

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DESCRIPTION OF SECURITIES
Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.
In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be

3

not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:
•
the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

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LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Constellation Parent and its subsidiaries from time to time.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Constellation Parent for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Constellation for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Constellation Parent and Constellation each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Constellation Energy Corporation
Attn: Director, Investor Relations
1310 Point Street
Baltimore, MD 21231
833-447-2783
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Constellation’s web site at http://www.constellationenergy.com. The information on Constellation’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we

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file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
Constellation Parent (Exchange Act File No. 001-41137)
•
Constellation Parent’s Annual Report on Form 10-K for the year ended December 31, 2022; and

Constellation (Exchange Act File No. 333-85496)
•
Constellation’s Annual Report on Form 10-K for the year ended December 31, 2022

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Constellation Energy Corporation, Attn: Director, Investor Relations, 1310 Point Street
Baltimore, MD 21231, 833-447-2783.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

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$
Constellation Energy Generation, LLC
$    % Green Senior Notes due 20
PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Barclays
Credit Agricole CIB
Mizuho
BNP Paribas
MUFG
SMBC NIKKO

March   , 2024